SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 8, 2000



                               APPLE SUITES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   VIRGINIA                        000-30491                 54-1933472
  (State of                       (Commission                (IRS Employer
incorporation)                    File Number)               Identification No.)


      306 EAST MAIN STREET
      RICHMOND, VIRGINIA                                     23219
      (Address of principal                                  (Zip Code)
      executive offices)



               Registrant's telephone number, including area code:
                                 (804) 643-1761

                               APPLE SUITES, INC.

                                    FORM 8-K

                                      Index

                                                                                    Page No.
                                                                                    --------
Item 2.        Acquisition or Disposition of Assets                                   6

Item 7.        Financial Statements and Exhibits

         a.    Financial Statements

               Malvern, Pennsylvania Homewood Suites(R) by Hilton hotel

1.       Property Financial Statements                                               13

               Independent Auditors Report*

               Balance Sheets - December 31, 1999 and December 31, 1998*

               Statements  of  Shareholders'  Equity - Years ended  December 31,
               1998 and December 31, 1999*

               Income Statements - Years ended December 31, 1999 and
               December 31, 1998*

               Statements  of Cash Flows - Years  ended  December  31,  1999 and
               December 31, 1998*

               Notes to the Financial Statements - December 31, 1999 and
               December 31, 1998*

                                      * * *

               Balance Sheet - March 31, 2000 (unaudited)*

               Statement  of  Shareholders'  Equity - For the Period  January 1,
               2000 through March 31, 2000 (unaudited)*

               Income  Statement - For the Period  January 1, 2000 through March
               31, 2000 (unaudited)*


-------------------------
*To be filed by amendment.

               Statement of Cash Flows - For the Period  January 1, 2000 through
               March 31, 2000 (unaudited)*

               Notes to the  Financial  Statements  - For the Period  January 1,
               2000 through March 31, 2000 (unaudited)*

   2.      Pro Forma Financial Statements*                                          14

-------------------------
*To be filed by amendment.

b.     Exhibits

         4.1 Note dated May 8, 2000 in the principal amount of $11,616,750 made payable by Apple Suites, Inc. to the order of Promus Hotels, Inc.

         4.2 Leasehold and Subleasehold Mortgage, Assignment of Leases and Rents and Security Agreement dated May 8, 2000 from Apple Suites, Inc., as Trustee for Apple Suites Pennsylvania
                  Business Trust, and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. pertaining to the Malvern, Pennsylvania hotel.

         4.3 Fee and Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement dated May 8, 2000 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc., constituting a second lien on the Jackson, Mississippi hotel.

         4.4 Deed to Secure Debt Modification Agreement dated May 8, 2000, among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta - Peachtree hotel.

         4.5 Second Deed to Secure Debt Modification Agreement dated May 8, 2000, among Promus Hotels, Inc., Apple Suites, Inc. and Apple Suites Management, Inc. pertaining to the Atlanta - Galleria/Cumberland hotel.

         4.6 Mortgage Modification Agreement dated May 8, 2000 from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. constituting a second lien on the Detroit - Warren hotel.

         4.7 Deed of Trust Modification Agreement dated May 8, 2000, from Apple Suites, Inc. and Apple Suites Management, Inc. for the benefit of Promus Hotels, Inc. constituting a second lien on the Salt Lake City - Midvale hotel.

         4.8 Third Deed of Trust Modification Agreement dated May 8, 2000, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the North Dallas - Plano hotel.

         4.9 Third Deed of Trust Modification Agreement dated May 8, 2000, among Promus Hotels, Inc., Apple Suites REIT Limited Partnership and Apple Suites Services Limited Partnership pertaining to the Dallas - Addison and Dallas - Irving/Las Colinas hotels.

         10.1 Indemnity dated May 8, 2000 from Apple Suites, Inc. to Promus Hotels, Inc. pertaining to the Malvern, Pennsylvania hotel.

         10.2 Master Hotel Lease Agreement dated May 8, 2000 between Apple Suites, Inc., as Trustee for Apple Suites Pennsylvania Business Trust (as lessor) and Apple Suites Management, Inc. (as lessee).

         10.3 Homewood Suites License Agreement between Promus Hotels, Inc. and Apple Suites Management, Inc. pertaining to the Malvern, Pennsylvania hotel.

         10.4 Management Agreement dated May 8, 2000 between Apple Suites Management, Inc. and Promus Hotels, Inc. pertaining to the Malvern, Pennsylvania hotel.

         10.5 Letter dated May 8, 2000 among Apple Suites, Inc., Hampton Inns, Inc., Promus Hotels Florida, Inc. and Promus Hotels, Inc. pertaining to the repayment of notes made by Apple Suites, Inc. in connection with the purchase of all of its Homewood Suites(R)by Hilton hotels.

         10.6 Letter dated May 8, 2000 between Apple Suites, Inc. and Promus Hotels, Inc. pertaining to the release of certain hotel properties as security upon the repayment of certain debt by Apple Suites, Inc.

         10.7 Comfort Letter dated May 8, 2000 among Promus Hotels, Inc., Apple Suites, Inc., as Trustee for Apple Suites Pennsylvania Business Trust and Apple Suites Management, Inc. pertaining to the Malvern, Pennsylvania hotel.

         10.8 Negative Pledge Agreement dated May 8, 2000 between Apple Suites, Inc. and Promus Hotels, Inc.

         10.9 Promissory Note dated May 8, 2000 in the amount of $55,350 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. (Hotel Franchise Fees)

         10.10 Promissory Note dated May 8, 2000 in the amount of $12,300 made payable by Apple Suites Management, Inc. to the order of Apple Suites, Inc. (Hotel Supplies)

         10.11    Declaration  of Trust of Apple  Suites  Pennsylvania  Business
                  Trust

         10.12 Ground Lease dated July 1, 1996 between named Landlords and Promus Hotels, Inc. as Tenant, as amended by Amendment to Ground Lease dated as of July 1, 1996 and Second Amendment to Ground Lease and Amendment to Short Form Lease dated as of March 6, 2000

         10.13 Assignment and Assumption of Lease dated May 8, 2000 by and among named Landlords, Promus Hotels, Inc. as Assignor and Apple Suites, Inc., as Trustee for Apple Suites Pennsylvania Business Trust, as Assignee

         24       Consent of Independent Auditors*

Item 2.  Acquisition or Disposition of Assets

         On May 8, 2000, Apple Suites, Inc. ("we") purchased a long-term leasehold interest in the Malvern (Philadelphia), Pennsylvania Homewood Suites(R) by Hilton hotel. This leasehold interest was purchased through an assignment and assumption of lease, dated as of May 8, 2000 with respect to a ground lease, dated as of July 1, 1996. The total purchase price was $15,489,000. We used the net proceeds from our offering of common shares to pay 25% of this total, or $3,872,250, at closing in cash. The balance of 75%, or $11,616,750, is being financed by the seller, Promus Hotels, Inc., as short-term or "bridge financing." The financing and the ground lease are described in further detail in other sections below.

         We made this purchase through one of our subsidiaries, Apple Suites Pennsylvania Business Trust (a business trust organized under Pennsylvania law), based on business and tax planning considerations. We are the sole trustee and sole beneficiary of Apple Suites Pennsylvania Business Trust. The Malvern (Philadelphia), Pennsylvania hotel has been leased to Apple Suites Management, Inc. under a master hotel lease agreement dated as of May 8, 2000.

         We paid a real estate commission on this purchase to Apple Suites Realty Group, Inc., as our real estate broker. This corporation is owned by Glade M. Knight, who is our president and chief executive officer. The total amount of the real estate commission was $309,780, which equals 2% of the total purchase price.

HOTEL SUPPLIES AND FRANCHISE FEES

         We have provided Apple Suites Management, Inc. with funds for the purchase of certain hotel supplies (such as sheets, towels and so forth) for the Malvern (Philadelphia), Pennsylvania hotel. Apple Suites Management, Inc. is obligated to repay us under a promissory note made in the principal amount of $12,300. This promissory note provides for an annual interest rate of nine percent (9%), which would increase to twelve percent (12%) if a default occurs, and repayment in sixty-one (61) monthly installments. The first installment consists of interest only. The due date for the first installment, subject to a five-day grace period, is June 1, 2000. The remaining installments consist of principal and interest on an amortized basis. The final maturity date is June 1, 2005.

         We have also provided Apple Suites Management, Inc. with funds for the payment of hotel franchise fees to Promus Hotels, Inc. Apple Suites Management, Inc. is obligated to repay us under a promissory note made in the principal amount of $55,350. This promissory note is substantially similar to the one described above, but provides for repayment in one hundred twenty-one (121) monthly installments and has a final maturity date of June 1, 2010.

DESCRIPTION OF FINANCING

         As indicated above, Promus Hotels, Inc. is financing 75% of the purchase price with respect to the Malvern (Philadelphia), Pennsylvania hotel. This financing is substantially similar to the financing provided by Promus Hotels, Inc. when we purchased our other hotels. The amounts we owe to Promus Hotels, Inc. are evidenced by the following promissory notes:

                                    Original
         Month of                  Principal           Annual Rate             Date of
      Promissory Note                Amount            of Interest            Maturity
      ---------------                ------            -----------            --------
September 1999                      $26,625,000            8.5%            October 1, 2000
October 1999                        $ 7,350,000            8.5%            October 1, 2000
November 1999                       $30,210,000            8.5%            December 1, 2000
December 1999                       $ 4,384,500            8.5%            January 1, 2001
May 2000                            $11,616,750            8.5%            April 28, 2001
                                     ----------

                      TOTAL         $80,186,250
                                     ==========

         We consider the financing from Promus Hotels, Inc. to be "bridge financing" because of its short-term nature (that is, each promissory note reaches maturity within approximately one year of its date of execution). Despite the temporary use of bridge financing, over the long-term we will seek to hold our properties on an all-cash basis, as indicated in the prospectus.

         The promissory notes have several provisions in common, which include the following:

         o monthly interest payments, based on the actual number of days per month
         o our delivery of monthly notices to specify the net equity proceeds from our offering
         o our right to prepay the notes, in whole or in part, without premium or penalty
         o a late payment premium of four percent (4%) for any payment not made within ten (10) days of its due date

         Revenue from the operation of the hotels will be used to pay interest under the promissory notes we have made to Promus Hotels, Inc. The "net equity proceeds" from our offering of common shares are intended to be the source of our principal payments. The phrase "net equity proceeds" means the total proceeds from our offering of common shares, as reduced by selling commissions, a marketing expense allowance, closing costs, various fees and charges (legal, accounting, and so forth), a working capital reserve and a reserve for renovations, repairs and replacements of capital improvements.

         Under a letter agreement dated May 8, 2000, we are permitted to use such net equity proceeds to pay 25% of the purchase price for the leasehold interest in the Malvern (Philadelphia), Pennsylvania hotel. Otherwise, to the extent that we have such net equity proceeds, we generally are obligated to make monthly principal payments under the promissory notes listed above.

DEEDS OF TRUST AND RELATED DOCUMENTS

         Each of our hotels, including the Malvern (Philadelphia), Pennsylvania hotel, is encumbered. In general, the encumbrances consist of a mortgage on the hotel building and its underlying real property, a security interest in any personal property and an assignment of hotel rents and revenues, all in favor of Promus Hotels, Inc. (As described above, Promus Hotels, Inc. provided financing for our hotel purchases).

         These encumbrances are created by substantially similar documents having a variety of names, many of which depend on state law. For simplicity, we will refer to each of these documents as a "deed of trust." At each closing on a purchase with respect to a hotel or group of hotels, we further encumbered our other hotels with additional deeds of trust or with negative pledges. These additional encumbrances are designed to provide additional security for the earlier promissory notes.

         We are subject to various requirements under the deeds of trust. For instance, we must maintain adequate insurance on the hotels and we must not grant any further deeds of trust or assignments of rents or leases with respect to the hotels.

         Each deed of trust contains a substantially similar definition of events of default. In each case, the events of default include (without limitation) any default that occurs under any of the promissory notes or under another deed of trust, and any sale of the secured property without the prior consent of Promus Hotels, Inc. Upon any event of default, various remedies are available to Promus Hotels, Inc. Those remedies include, for example (a) declaring the entire principal balance under the promissory notes, and all accrued and unpaid interest, to be due and payable immediately; (b) taking possession of the secured property, including the hotels; and (c) collecting hotel rents and revenues, or foreclosing on the hotels, to satisfy unpaid amounts under the promissory notes. Each deed of trust requires us to pay any costs that may be incurred in exercising such remedies.

         Negative pledges apply to the three hotels in Florida, Maryland and Virginia. The negative pledges prohibit any transfer or further encumbrance of the hotels, in whole or in part, without the prior written consent of Promus Hotels, Inc. The negative pledges will terminate when our promissory notes to Promus Hotels, Inc. are paid in full.

GROUND LEASE

         The Malvern (Philadelphia), Pennsylvania hotel is subject to a ground lease dated as of July 1, 1996. We caused Apple Suites Pennsylvania Business Trust, in our capacity as its sole trustee and sole beneficiary, to become the tenant under the ground lease. This result was achieved through an assignment and assumption of lease dated as of May 8, 2000.

         The ground lease has an initial term of 30 years. The tenant has the option to extend the ground lease for three additional periods of ten years each.

         The ground lease provides for annual rent, payable in advance in monthly installments. The annual rent is $100,000 for each of the first five years (that is, until August 1, 2000). Every five years, the annual rent will be adjusted in proportion to the Consumer Price Index for the metropolitan Philadelphia area.

         The tenant has certain obligations under the ground lease. For example, the tenant must operate the premises in accordance with applicable law and must maintain general public liability insurance on the premises. For a default that involves the tenant's failure to provide insurance and that continues for ten days after written notice to the tenant, the landlord may arrange for substitute insurance at the tenant's expense. Furthermore, because a hotel has been constructed on the premises, the permitted uses of the premises during the first ten years under the ground lease are limited to hotel and related uses.

         Under the ground lease, the tenant has 30 days after written notice to cure any payment default under the ground lease, and 60 days after written notice to cure any other default. If the default cannot be cured in 60 days, the cure period will be extended if the tenant promptly begins to cure the default and diligently continues to do so. In general, if a default occurs and is not cured within the appropriate time period, the landlord's remedies include terminating the ground lease.

         If the landlord wishes to sell the premises and the tenant is not in default, the landlord must notify the tenant in writing and grant it the first option to purchase the premises. If this option is declined, the landlord may sell the premises within six months, but the terms and conditions of the sale cannot be materially more favorable to the buyer than those offered to the tenant.

         Upon expiration or termination of the ground lease, all improvements on the land become the property of the landlord without any payment or compensation due to the tenant. Thus, unless we purchase the interests of the landlord, we will not own the hotel past the term of the ground lease. However, the expiration or termination of the ground lease will not affect our obligation to repay the $11,616,750 purchase money promissory note issued to Promus Hotels, Inc.

MASTER HOTEL LEASE AGREEMENT

         We, as tenant under the ground lease, have in turn leased the Malvern (Philadelphia), Pennsylvania hotel to Apple Suites Management, Inc. pursuant to a master hotel lease agreement dated as of May 8, 2000. This agreement is substantially similar to the master hotel lease agreements, dated as of September 20, 1999, that apply to our other hotels.

         The agreement provides for an initial term of ten years. Apple Suites Management, Inc. has the option to extend the lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. The master hotel lease agreement provides that Apple Suites Management, Inc. will pay an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Each type of rent is explained below.

         Annual base rent is payable in advance in equal monthly installments. Beginning in 2001, the base rent will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The annual base rent for the Malvern (Philadelphia), Pennsylvania hotel is currently $942,375.

         Percentage rent is payable quarterly. Percentage rent depends on a formula that compares fixed "suite revenue breakpoints" with a portion of "suite revenue," which is equal to gross revenue from suite rentals (less sales and room taxes). Beginning in 2001, the suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Suite revenue breakpoints have been determined for the first quarter of each year during the initial term of the master hotel lease agreement. The suite revenue breakpoints for subsequent quarters are determined by multiplying the first quarter values by two, three or four, respectively. The following table shows the suite revenue breakpoints for the first quarter for the Malvern (Philadelphia), Pennsylvania hotel, before any adjustment due to the Consumer Price Index:

                                    Suite Revenue Breakpoints for the First Quarter

     2001          2002         2003         2004         2005          2006         2007         2008         2009
     ----          ----         ----         ----         ----          ----         ----         ----         ----
$300,219        $309,456     $323,313     $332,550     $341,700     $351,025      $360,263     $369,500     $378,738

         Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus
(b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date.

         The sundry rent is payable quarterly and equals 99% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

OTHER AGREEMENTS

         The Malvern (Philadelphia), Pennsylvania hotel is subject to a license agreement and a management agreement with Promus Hotels, Inc. We have entered into an environmental indemnity agreement with Promus Hotels, Inc., as well as a comfort letter agreement regarding the lease with Apple Suites Management, Inc. and certain other issues. These agreements are substantially similar to agreements that exist with respect to our other hotels.

DESCRIPTION OF MALVERN, PENNSYLVANIA HOTEL

         The Homewood Suites(R) by Hilton in Malvern (Philadelphia), Pennsylvania is located on a 4.1 acre site at 12 East Swedesford Road, Malvern, Pennsylvania, near Philadelphia. The hotel is approximately 22 miles from downtown Philadelphia and 25 miles from the Philadelphia International Airport.

         The hotel opened in 1998. It was constructed with a masonry frame and has a sand stucco exterior finish. The hotel consists of a single four-story building. The hotel contains 123 suites, which have a combined rentable area of 63,600 square feet. The following types of suites are available:

         Type of Suite                                Number Available                   Square Feet/ Suite
         -------------                                ----------------                   ------------------
         Master Suite                                         95                                 500
         Homewood Suite                                       21                                 500
         Two-Bedroom Suite                                     7                                 800


         The hotel offers a 40-seat breakfast/lounge area, a meeting room that accommodates 25 to 30 people, and a business center that offers guests the use of a personal computer, a photocopier and an electric typewriter. Recreational facilities include an outdoor pool, a whirlpool and an exercise room. The hotel also contains a guest convenience store and laundry. The hotel has its own parking lot with 136 spaces. The hotel provides complimentary shuttle service within a 5 mile radius.

         We believe that the hotel has been generally well maintained and is generally in very good condition. Over the next 12 months, we plan to spend approximately $100,000 on renovations or improvements. We expect that the principal renovations and improvements will include upgrading bathrooms and kitchens, providing additional signage and replacing exterior doors. We expect to pay for the costs of these renovations and improvements with proceeds from our ongoing offering of common shares.

         During 2000, the average stay at the hotel has been approximately 5 nights, and approximately 59% of the guests have stayed for five nights or more. In general, occupancy at the hotel is not seasonal. The following table shows average daily occupancy rates, expressed as a percentage, since the opening of the hotel:

                  Average Daily Occupancy Rate (calendar year)

                                                         2000
                  1998             1999              (annualized)
                  ----             ----               -----------

                  66.7%            76.4%                74.4%

         During 2000, the average daily rate per suite has been $122.01, and the average daily net revenue per suite has been $90.79. As explained above, revenue from the hotel's operations will be used to pay interest due under the promissory note we executed in connection with our purchase of the hotel. There can be no assurance, however, the proceeds of the offering will be sufficient to permit the payments of principal. Assuming that no principal payments are made until the maturity of the promissory note, and that the hotel continues to have the level of net revenue specified above, approximately 24.2% of the hotel's revenue would be needed to cover its portion of the interest payments.

         The hotel's current daily rate structure is based on length of stay and type of suite, as summarized below:

Length of Stay
(number of nights)            Homewood            Master           Two Bedroom
------------------            --------            ------           -----------
1   to   4                      $145               $145               $194
5   to 11                        129                129                185
12 to 29                         124                124                179
30 or more                        99                 99                159

         The hotel offers a weekend discount. This discount varies by type of suite and generally reduces the basic rate by 38%. The weekend discount is not available to guests who stay for five nights or more. The hotel also offers discounts to guests who stay under certain corporate accounts. These discounts are often negotiated with the corporate customer and vary from account to account. We estimate that approximately 43% of the hotel's guests during 2000 received a corporate discount.

         The chief corporate accounts (as designated in the hotel's records) include: SAP, Astra Zeneca, Vanguard, Shared Medical Systems, Centocor, Unisys, Wyeth, Supplyforce.com, Decision One, and SCT (Systems/Computer Training). During 2000, the 10 largest corporate accounts were responsible for approximately 43% of the hotel's occupancy. There can be no assurance, however, that the hotel will continue to receive significant occupancy, or any occupancy, from the corporate accounts identified above.

         The table below shows the average effective annual rental per square foot since the opening of the hotel:

                                                      2000
               1998               1999            (annualized)
               ----               ----            ------------
              $52.85             $59.58              $63.72

         The depreciable real property component of the hotel has a currently estimated Federal tax basis of $14,898,789 and will be depreciated over a life of 39 years (or less, as permitted by the Internal Revenue Code) using the straight-line method. The basis of the personal property component of the hotel will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code.

         The following table summarizes the hotel's real estate tax information for 2000:

Tax                             Assessed          Tax Rate              Amount
Jurisdiction                      Value          (per $1000)            of Tax
------------                      -----          -----------            ------

School District                $14,248,760         11.670              $166,283
County of Chester               14,248,760          3.014                42,946
East Whiteland Township         14,248,760          0.445                 6,341
                                                                       --------

                                                          TOTAL        $215,570

         We estimate that the annual property tax on the expected improvements will be approximately $1,600 or less.

         At least seven competing hotels are located within eight miles of the hotel. (The names of the competing franchises, as listed below, may be registered as service marks or trade names.) Of these competing hotels, two are newer than the hotel. The newer competing hotels have franchises with Hampton Inn and Choice Hotels. The other competing hotels have franchises with Marriott (in 2 cases) Sheraton, Summerfield Suites and Wyndham. We believe that the rates charged by our hotel are generally competitive with the rates charged by these other hotels. We are aware of ongoing or proposed construction for two other extended-stay hotels within approximately six miles of the hotel. We expect these new hotels to be franchised with Residence Inn and Springhill Suites.

                                  ITEM 7.a.1.*

*To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                  ITEM 7.a.2.*

*To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Apple Suites, Inc.


Date: May 23, 2000                 By:      /s/ Glade M. Knight
                                            -------------------
                                            Glade M. Knight,
                                            Chief Executive Officer of
                                              Apple Suites, Inc.